Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-133601-99, 333-133599-99, 033-46724-99, 033-57675-99, 033-62394-99, 333-17407-99, 333-25857-99, 333-80511-99, 333-107450-99, 333-107451-99, 333-179329 and 333-181204) of Noble Corporation plc of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2015